SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]
          Check the appropriate box:
          [X] Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)(2))
          [ ] Definitive Proxy Statement
          [ ] Definitive Additional Materials
          [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
              Section 240.14a-12

                               CENTENNIAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Carol Dey Hibbs
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X]   No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               --------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

               --------------------------------------------------------------

          (5)  Total fee paid:

               --------------------------------------------------------------

    [ ]      Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

               --------------------------------------------------------------

          (2)  Form, Schedule or Registration Statement No.:

               --------------------------------------------------------------

          (3)  Filing Party:

               --------------------------------------------------------------

          (4)  Date Filed:

               --------------------------------------------------------------

                               CENTENNIAL BANCORP


                            NOTICE OF SPECIAL MEETING

                                       AND

                                 PROXY STATEMENT


                                OCTOBER 29, 1997

                               CENTENNIAL BANCORP
                                 675 OAK STREET
                              EUGENE, OREGON 97401
                              --------------------



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 29, 1997



                  NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Centennial Bancorp, an Oregon corporation (the "Company"), will be held at 3 p.m. on October 29, 1997, at the Company's executive offices at 675 Oak Street, Suite 200, Eugene, Oregon, for the following purposes (more fully described in the accompanying proxy statement):

               1. To consider and approve a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 10 million to 50 million shares.

               2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                  Only shareholders of record at the close of business on September 17, 1997 are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments of the meeting. Further information regarding voting rights and the business to be transacted at the special meeting of shareholders is given in the accompanying proxy statement.

                  Shareholders who find it convenient are invited to attend the special meeting personally. If you are not able to do so and want your shares to be voted, it is important that you complete, sign, date and promptly return the accompanying proxy in the enclosed postage-paid envelope.

                  A majority of the outstanding shares of the Company's Common Stock must be represented, in person or by proxy, at the special meeting in order that business may be transacted.

                  By order of the Board of Directors.

                                                          CORDY H. JENSEN
                                                             Secretary

September     , 1997
         ----
Eugene, Oregon

                ------------------------------------------------
                YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY
                        SO THAT YOUR VOTE CAN BE COUNTED.
                ------------------------------------------------

                               CENTENNIAL BANCORP
                                  P.O. BOX 1560
                                 675 OAK STREET
                              EUGENE, OREGON 97401


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 29, 1997

                  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Centennial Bancorp (the "Company") to be used at a special meeting of the Company's shareholders to be held on October 29, 1997. These proxy materials were first mailed to the shareholders on or about September_______, 1997.

                        PROXIES AND VOTING AT THE MEETING

                  Unless otherwise noted, all share and per share information included in this proxy statement has been retroactively adjusted to reflect all stock dividends and stock splits effected by the Company prior to the date hereof.

                  The Company's only class of outstanding stock is its Common Stock, $2 par value ("Common Stock"). At September 17, 1997, the record date for determining shareholders entitled to vote at the special meeting, there were __________ shares of Common Stock outstanding. Each outstanding share of Common Stock entitles its holder to one vote on every matter to be voted on at the meeting.

                  A majority of the outstanding Common Stock must be represented at the special meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes, as well as abstentions, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.

                  If a proxy in the accompanying form is executed and returned, the shares represented thereby will be voted at the special meeting in accordance with the instructions given in the proxy. If no instructions are given, the proxyholders will vote FOR approval of the proposal to amend the Company's Restated Articles of Incorporation, as currently amended, (the "Articles") to increase the number of authorized shares of Common Stock. They will vote in their discretion as to any other matters that may properly be brought before the meeting. Any proxy may be revoked prior to its exercise by giving written notice of revocation to the Secretary of the Company or by submitting to the Secretary a duly executed proxy bearing a later date. The attendance of a shareholder at the special meeting will not revoke a proxy. However, shareholders who attend the meeting and vote in person will automatically revoke or change their proxy vote. Ballots and proxies will be counted by personnel of the Company.

                  The cost of this proxy solicitation will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers, banks and other nominees for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, the Company may also use its officers and regular employees or officers and employees of the Company to solicit proxies from shareholders, either in person or by telephone, telegraph, or letter. Such persons will not be specially compensated for these activities.

                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock at August 15, 1997 by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each director; (iii) certain executive officers; and (iv) all executive officers and directors as a group. Each named beneficial owner has sole voting and investment power with respect to the shares listed unless otherwise indicated.

                                Amount and Nature of
                                     Beneficial               Percent of
Name of Beneficial Owners            Ownership                   Class
-------------------------            ---------                   -----

Brian B. Obie                        164,497(1)                   2.3%

Robert L. Newburn                    125,941(2)                   1.7

Cordy H. Jensen                      234,322(3)                   3.2

Dan Giustina                          51,094(4)                    .7

Richard C. Williams                  269,163(5)                   3.7

Ron R. Peery                         192,957(6)                   2.7

Eric H. Hardin                        55,058(7)                    .8

Gary L. Stevens                       89,031(8)                   1.2

David M. Gazeley                     102,629(9)                   1.4

                                 Amount and Nature of
                                     Beneficial              Percent of
Name of Beneficial Owners            Ownership                  Class

Key Trust Company of the
         Northwest                  573,395(10)                 8.0%

FBL Investment Advisory
         Services, Inc.             413,616(11)                 5.7

All executive officers and
         directors as a group
         (15 persons)             1,480,069(12)                 20.0


(1) Includes 18,957 shares held by Mr. Obie's wife, 85,600 shares held by Obie Industries Incorporated of which Mr. Obie is President and owns a controlling interest, and 9,318 shares which could be acquired within 60 days by exercise of stock options.

(2) Includes 117,295 shares which are held in the name of Newburn Joint Trust, of which Mr. Newburn is a trustee, 242 shares which are held by Mr. Newburn's wife, and 8,404 shares which are held by Mr. Newburn as custodian for minors.

(3) Includes 95,569 shares which are jointly held with Mr. Jensen's wife, 68,998 shares which are held by Mr. Jensen's wife as trustee for their children's trust, 18,797 shares which are held by Mr. Jensen's wife as trustee for their grandchildren's trust, 407 shares which are held by Mr. Jensen as custodian for a minor, 1,249 shares which are held jointly in CAC Investments, a partnership of which Mr. Jensen is the Managing Partner, 23,262 shares which are held by Mr. Jensen as trustee for his mother, and 9,318 shares which could be acquired within 60 days by exercise of stock options.

(4) Includes 18,482 shares which could be acquired within 60 days by exercise of a stock option.

(5) Includes 65,236 shares which could be acquired within 60 days by exercise of a stock option. Also includes 101,403 shares which are held of record for Mr. Williams' account by Key Trust Company of the Northwest ("Key Trust") as trustee of Centennial Bank's Employee Savings and Profit Sharing Plan (the "Employee Savings Plan"); Key Trust has sole voting power over such shares.

(6) Includes 83,999 shares which are held jointly with Mr. Peery's wife, 3,989 shares which are held jointly with

[footnotes continued on next page]

[footnotes continued from previous page]

         Mr. Peery's mother, 13,051 shares which are held by Mr. Peery's wife, and 14,118 shares which could be acquired within 60 days by exercise of a stock option. Also includes 59,699 shares which are held of record for Mr. Peery's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(7) Includes 15,341 shares which could be acquired within 60 days by exercise of a stock option, and 39,717 shares which are held of record for Mr. Hardin's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(8) Includes 756 shares which are held jointly with Mr. Stevens' wife, 13,107 shares which are held jointly with Mr. Stevens' spouse as trustees of the Dorothy M. Stevens Revocable Trust, 18,641 shares which could be acquired within 60 days by exercise of a stock option, and 58,232 shares which are held of record for Mr. Stevens' account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(9) Includes 1,147 shares which are held by Mr. Gazeley's wife, 44,625 shares which are held jointly with Mr. Gazeley's wife as trustees of the Gazeley Family Trust, 407 shares which are held by Mr. Gazeley as custodian for a minor, 8,947 shares which could be acquired within 60 days by exercise of a stock option, and 47,503 shares which are held of record for Mr. Gazeley's account by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.

(10) Key Trust is the trustee of the Employee Savings Plan and as such is the record holder of these shares; sole investment power over these shares is held by the respective beneficiaries of the individual accounts maintained under such plan. Key Trust's address is 1211 S.W. Fifth Avenue, Suite 300, Portland, Oregon 97204.

(11) FBL Investment Advisory Services, Inc. is an investment adviser registered under the Investment Advisers Act of 1940 whose address is 5400 University Avenue, West Des Moines, Iowa 50266. The shares shown as beneficially owned represent shares which are held on behalf of various investment advisory clients, none of which individually owns more than 5% of the Company's outstanding stock. The information provided is based on the most recent Schedule 13G filed by FBL Investment Advisory Services, Inc. with the Securities and Exchange Commission.

[footnotes continued on next page]

[footnotes continued from previous page]

(12) Includes 200,412 shares which could be acquired within 60 days by exercise of stock options. Also includes 407,180 shares which are held of record for the accounts of certain executive officers by Key Trust as trustee of the Employee Savings Plan; Key Trust has sole voting power over such shares.


                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
           TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK

GENERAL
-------

                  The Company's Board of Directors has unanimously approved a resolution to increase the number of authorized shares of the Company's Common Stock from 10 million to 50 million shares by amending Article III of the Company's Articles. IF APPROVED BY SHAREHOLDERS, THE PROPOSED AMENDMENT TO THE ARTICLES MAY MAKE CERTAIN ACQUISITIONS OF THE COMPANY MORE DIFFICULT.

                  A copy of the proposed amendment is attached to this proxy statement as Exhibit A.

PRINCIPAL REASONS FOR AMENDMENT
-------------------------------

                  The Company currently has 10 million shares of Common Stock authorized, of which, at August 15, 1997, 7,212,309 shares were outstanding and 686,136 shares were reserved for issuance under the Company's stock option plans. Assuming issuance of all shares reserved under the Company's stock incentive plans, the Company would have 7,898,445 shares of Common Stock outstanding and 2,101,555 shares of authorized but unissued shares of its Common Stock. The Board of Directors would like the flexibility of having a greater number of authorized but unissued shares of Common Stock available for future issuance. Accordingly, the Board of Directors has proposed to increase the Company's authorized shares of its Common Stock to 50 million shares.

                  The terms of the additional shares of Common Stock will be identical to the terms of the shares of Common Stock currently authorized and outstanding, and approval of the proposed amendment will not affect the terms, or the rights of the holders, of currently authorized and outstanding shares of Common Stock. Holders of the Company's Common Stock do not have preemptive rights to subscribe for or purchase any additional shares of Common Stock issued.

                  The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its shareholders. The purpose of increasing the number of authorized shares of Common Stock is to have additional shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation, future acquisitions, investment opportunities, future financings and other corporate purposes. Except for the shares reserved under the Company's stock incentive plans, the Company has no agreements or understandings regarding the issuance of additional stock.

                  An increase in the authorized shares of Common Stock will give the Company flexibility in its financial planning. It will enable the Company to respond quickly to possible opportunities in which the issuance of shares of Common Stock in amounts greater than currently authorized may be deemed advisable. For example, the Board of Directors might need the additional shares to effect a stock split, to raise capital through an equity financing or to consummate a strategic acquisition. By adopting the proposed amendment to the Articles at this time, the Company can avoid the delay incident to the calling of a special meeting of the Company's shareholders to amend the Articles to provide for the increase at the time the contingency or opportunity arises. The timing of the actual issuance of additional shares of Common Stock, if any, will depend upon market conditions, the specific purpose for which the stock is to be issued, and other factors. Except for a stock split, any additional issuance of Common Stock could have a dilutive effect on existing holders of Common Stock. The Company currently has no immediate plans for the issuance of the additional shares for which authorization is sought.

                  Under Oregon law, a board of directors generally may issue authorized but unissued shares without shareholder approval. It is not the present intention of the Board of Directors to seek shareholder approval prior to the issuance of additional shares of Common Stock, unless required by law or the rules of the Nasdaq Stock Market or of any stock exchange on which the Common Stock may then be listed. The issuance of additional shares of stock may, depending on the circumstances under which such shares are issued, reduce shareholders' equity per share and reduce the existing shareholders' proportionate ownership of the Company.

                  Although the Company currently has no reason to believe that a takeover attempt is likely to occur, increasing the number of shares of Common Stock also may provide the Company with the means of discouraging any such attempt. Such additional shares could be used in the future, through private sales to purchasers allied with management or otherwise, to dilute the stock ownership of persons seeking to obtain control of the Company, thus making less likely a change in control in the Company (whether or not favored by a majority of unaffiliated shareholders) and with the possible effect of deterring an offer for the Company at a substantial premium over the current market price of the Common Stock. The Company does not presently intend to issue securities for any such purpose.

                  If adopted by the shareholders, this proposed amendment to the Company's Articles will become effective upon the filing of the amendment with the Oregon Secretary of State. Such filing is expected to occur shortly after the special meeting, upon adoption of the proposal by the shareholders.

SHAREHOLDER APPROVAL
--------------------

                  Approval of the proposal to amend the Company's Articles to increase the authorized Common Stock will require that a quorum be present and that the number of votes cast in favor of that proposal exceed the number of votes cast in opposition to that proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
----------------------------------------

                  The Board of Directors unanimously approved the amendment to the Company's Articles to increase the authorized Common Stock. The Board believes the amendment is necessary to provide the Company adequate flexibility for future planning. Accordingly, the Board recommends a vote FOR the proposal.

                                  OTHER MATTERS

                  The Board of Directors is not aware of any other business to be addressed at the special meeting. However, if other matters properly come before the special meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by properly executed proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

                  Shareholders wishing to present proposals for action at the Company's 1998 annual meeting of shareholders must submit the proposals for inclusion in the Company's proxy statement not later than December 15, 1997.




PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


September ___, 1997
Eugene, Oregon

                                                                   Exhibit A


                          PROPOSED AMENDED ARTICLE III
                                       TO
             CENTENNIAL BANCORP'S RESTATED ARTICLES OF INCORPORATION


                                  ARTICLE III.

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60 million divided into three classes, as follows:

                           Five million shares of voting preferred stock, with a par value of $5.00 per share (hereinafter sometimes referred to as "Voting Preferred Stock");

                           Five million shares of preferred stock, with a par value of $5.00 per share, without voting rights, except with respect to voting rights in the event of a default in the payment of any dividend or with respect to any provision granting the right to consent to the issuance of a different series of Preferred Stock which would materially or adversely affect the rights, preferences or powers of such issuance (hereinafter sometimes referred to as "Non-voting Preferred Stock"); and

                           Fifty million shares of common stock, with a par value of $2.00 per share (hereinafter sometimes referred to as "Common Stock").

                               CENTENNIAL BANCORP
                 675 Oak Street, Suite 200, Eugene, Oregon 97401

                Special Meeting of Shareholders, October 29, 1997

              PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned shareholder of Centennial Bancorp hereby appoints Brian B. Obie and Richard C. Williams, and each of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned shareholder all shares of the common stock of Centennial Bancorp that the undersigned is entitled to vote at the special meeting of shareholders of Centennial Bancorp to be held on October 29, 1997, and any adjournment or adjournments thereof, with respect to the following:

(Continued, and to be marked, dated and signed on the other side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                           Please mark your
                                                           votes as indicated
                                                           in this example /X/

1. To amend the Company's Articles of Incorporation to increase the authorized Common Stock from 10 million to 50 million shares.

               FOR / /          AGAINST / /           ABSTAIN / /

2.   DISCRETIONARY MATTERS

     The proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND IN THE PROXIES' DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name appears. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)                            Signature(s)
            -----------------------                 ---------------------------

Date
    -------------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.